SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20519

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OF THE
                    SECURITIES AND EXCHANGE ACT OF 1934

                                    AND

                     LISTING OF SUCH SECURITIES ON THE
                       NEW YORK STOCK EXCHANGE, INC.


                            LASALLE FUNDING LLC
           (Exact name of registrant as specified in its charter)

                Delaware                               36-4484881
(State of incorporation or organization)   (I.R.S. Employer Identification No.)
        135 South LaSalle Street
           Chicago, Illinois                              60674
 (Address of principal executive office)               (Zip Code)


Securities to be registered pursuant to Section 12(b)of the Securities Exchange Act of 1934:

        Title of each class                Name of each exchange on which
        to be so registered                each class is to be registered
        -------------------                ------------------------------

    6.20% LaSalleNotes due 2017               New York Stock Exchange

         This form relates to the registration of a class of "debt securities", as defined in Rule 3a12-11(c) under the Act, pursuant to
Section 12(b) of the Act and is effective pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under Section 12 or Section 15(d) of the Act.

         Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): N/A

         Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant's Securities to be Registered

         The title of the class of securities to be registered hereunder is: $5,000,000 6.20% LaSalleNotes due 2017 (the "Notes"). A description of the Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of LaSalle Funding LLC (the "Registrant") and ABN AMRO Bank N.V. on Form S-3/F-3 (Registration No. 333-74436) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" contained in the prospectus supplement dated April 19, 2002 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by information contained in the pricing supplement, dated May 1, 2002, filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

         In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable, and, the effectiveness of the securities under the Act, or, if not registered, the reasons why not.

ITEM 2.  EXHIBITS

         The following is a list of exhibits provided herewith..

 Exhibit
  Number                     Description of Exhibits
 -------                     -----------------------
    1 Form of Indenture between the Registrant, ABN AMRO Bank N.V. and BNY Midwest Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (333-74436));

    2 Form of LaSalleNotes (incorporated by reference to Exhibit 3 to the Form 6-K of ABN AMRO Bank N.V., filed on April 19, 2002).


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


         Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 1, 2002                   LASALLE FUNDING LLC


                                     By:  /s/Thomas J. Bell
                                         -----------------------------
                                         Name: Thomas J. Bell
                                         Title: Vice President


                                     By:  /s/ John P. Murphy
                                          ----------------------------
                                          Name:  John P. Murphy
                                          Title:  First Vice President






















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


                           Listing Application to
                       New York Stock Exchange, Inc.

                                   51803X


The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of LASALLE FUNDING LLC and certifies to the Securities Exchange Commission its approval for the listing and registration of such securities under the Act:




By:      /s/ Janice O'Neill
         -------------------------------------
         Janice O'Neill
         Vice President - Corporate Compliance
























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